As filed with the Securities and Exchange Commission on June 21, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Essential Utilities, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	23-1702594 I.R.S. Employer Identification No.)

762 W. Lancaster Avenue
Bryn Mawr, Pennsylvania 19010-3489
(610) 527-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher P. Luning
Essential Utilities, Inc.
Executive Vice President, General Counsel and Corporate Secretary
762 W. Lancaster Avenue
Bryn Mawr, Pennsylvania 19010-3489
(610) 527-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Roxane F. Reardon Ryan Bekkerus Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954 (212) 455-2000	Mary J. Mullany Ballard Spahr LLP 1735 Market Street, 51st Floor Philadelphia, Pennsylvania 19103-7599 (215) 665-8500

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered(1)	Amount To Be Registered	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $.50 per share(3)	21,661,095	$47.59	$1,030,851,511.05	$112,465.90

(1)	Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers such additional number of our shares of common stock as may be issuable from time to time as a result of stock splits, stock dividends, capitalizations or similar events.
(2)	Estimated solely for the purposes of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act, the registration fee has been calculated based upon the average of the high and low prices, as reported by the New York Stock Exchange, for our shares of common stock on June 18, 2021.
(3)	All the shares of common stock being registered hereby are offered for the account of the selling shareholder who acquired such shares of common stock in a private transaction.

PROSPECTUS

ESSENTIAL UTILITIES, INC.

Common Stock

This prospectus relates to the proposed resale or other disposition of up to 21,661,095 shares of Essential Utilities, Inc. common stock, par value $.50 per share, by the selling shareholder named in this prospectus. We are not offering any securities under this prospectus and will not receive any proceeds from the sale of shares of common stock offered by the selling shareholder. The selling shareholder acquired the shares of common stock pursuant to a Stock Purchase Agreement dated March 29, 2019 (the “Purchase Agreement”) entered into by and between Essential Utilities, Inc. (formerly known as Aqua America, Inc.) and Canada Pension Plan Investment Board, a federal Canadian Crown corporation (“CPP Investments”), and assigned by CPP Investments to CPP Investment Board PMI-2 Inc., a Canadian corporation (“PMI-2”). PMI-2 is a wholly-owned subsidiary of CPP Investments. We are registering the offer and sale of the shares of common stock to satisfy registration rights we have granted to the selling shareholder.

The selling shareholder may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholder will bear all underwriting fees, commissions and discounts, if any, attributable to the sales of shares of common stock and any transfer taxes. We will bear all other costs, expenses and fees in connection with the registration of the shares of common stock. See “Plan of Distribution” for more information about how the selling shareholder may sell or dispose of their shares of common stock.

Our common stock is traded on the New York Stock Exchange under the symbol “WTRG”. On June 18, 2021, the last reported sale price for our common stock on the New York Stock Exchange was $46.63 per share.

Investing in our securities involves risk. Before you invest, you should carefully read and evaluate the risk factors and other information included in this prospectus and any applicable prospectus supplement, including the documents incorporated by reference. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 21, 2021.

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf process, the selling shareholder may, from time to time, offer and/or sell shares of common stock in one or more offerings or resales. This prospectus provides you with a general description of the shares of common stock that the selling shareholder may offer. This prospectus may be supplemented from time to time by one or more prospectus supplements, and we may also provide you with a free writing prospectus. A prospectus supplement and any free writing prospectus will contain more specific information about the offering and the shares of common stock being offered and the prices at which those shares of common stock are sold. A prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the information in the applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference into this prospectus or the applicable prospectus supplement. See “Where You Can Find Additional Information” before making an investment in our common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference into this prospectus, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find Additional Information.”

We are responsible only for the information contained in or incorporated by reference in this prospectus or any applicable prospectus supplement. Neither we nor the selling shareholder has authorized anyone to give you different information and we and the selling shareholder take no responsibility for any information that is not contained or incorporated by reference in this prospectus or an applicable prospectus supplement. We and the selling shareholder are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

Except as otherwise provided in this prospectus, unless the context otherwise requires, references in this prospectus to “Essential Utilities,” “we”, “us”, “our”, or the “Company” refer to Essential Utilities, Inc. and its direct and indirect subsidiaries. References in this prospectus to “Registrant” refer to Essential Utilities, Inc. In addition, references to “Aqua Pennsylvania” refer to our wholly-owned subsidiary, Aqua Pennsylvania, Inc., and its subsidiaries. On March 16, 2020, we completed our acquisition of a natural gas distribution company consisting of Peoples Natural Gas Company LLC, Peoples Gas Company LLC, Peoples Gas West Virginia, Inc., Peoples Gas Kentucky, Inc., and Delta Natural Gas Company Inc., expanding the Company’s regulated utility business to include natural gas distribution. This acquisition is referred to as the “Peoples Gas Acquisition,” and collectively these businesses are referred to as “Peoples Gas.” As used in this prospectus, the term “selling shareholder” includes the selling shareholder listed under the heading “Selling Shareholder”, together with any additional selling shareholders listed in a prospectus supplement after the date of this prospectus.

1

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, or incorporated by reference into this prospectus, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are made based upon, among other things, our current assumptions, expectations, plans, and beliefs concerning future events and their potential effect on us. These forward-looking statements involve risks, uncertainties and other factors, many of which are outside our control that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. In some cases you can identify forward-looking statements where statements are preceded by, followed by or include the words “believes,” “expects,” “anticipates,” “plans,” “future,” “potential,” “probably,” “predictions,” “intends,” “will,” “continue” “in the event” or the negative of such terms or similar expressions. Forward-looking statements in this prospectus, or incorporated by reference into this prospectus, include, but are not limited to, statements regarding:

•	the impact of the novel coronavirus (“COVID-19”) pandemic or the measures implemented by the Company as a result of the COVID-19 pandemic.
•	expectations regarding the impact of the integration of the Peoples Gas Acquisition;
•	opportunities for future acquisitions, both within and outside the water, wastewater, and natural gas industries, the success of pending acquisitions and the impact of future acquisitions;
•	acquisition-related costs and synergies;
•	the sale of water, wastewater, and/or gas subsidiaries;
•	the impact of conservation awareness of customers and more efficient fixtures and appliances on water and natural gas usage per customer;
•	our authority to carry on our business without unduly burdensome restrictions;
•	our capability to pursue timely rate increase requests;
•	the capacity of our water supplies, water facilities, wastewater facilities, and natural gas supplies and storage facilities;
•	the impact of decisions of governmental and regulatory bodies, including decisions to raise or lower rates and decisions regarding potential acquisitions;
•	developments, trends and consolidation in the water, wastewater, and natural gas utility and infrastructure industries;
•	the impact of changes in and compliance with governmental laws, regulations and policies, including those dealing with the environment, health and water quality, taxation, and public utility regulation;
•	the development of new services and technologies by us or our competitors;
•	the availability of qualified personnel;
•	the condition of our assets;
•	recovery of capital expenditures and expenses in rates;
•	projected capital expenditures and related funding requirements;
2

•	the availability and cost of capital financing;
•	dividend payment projections;
•	the impact of geographic diversity on our exposure to unusual weather;
•	the continuation of investments in strategic ventures;
•	our ability to obtain fair market value for condemned assets;
•	the impact of fines and penalties;
•	the impact of legal proceedings;
•	general economic conditions;
•	the impact of federal and/or state tax policies and the regulatory treatment of the effects of those policies; and
•	the amount of income tax deductions for qualifying utility asset improvements and the Internal Revenue Service’s ultimate acceptance of the deduction methodology.

Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including but not limited to:

•	impacts from the global outbreak of COVID-19, including on consumption, usage and collections
•	the diversion of our management’s time and resources caused by the integration efforts with respect to the Peoples Gas business and associated system implementations;
•	the success in the closing of, and the profitability of future acquisitions;
•	changes in general economic, business, credit and financial market conditions;
•	our ability to manage the expansion of our business, including our ability to manage our expanded operations resulting from the Peoples Gas Acquisition;
•	our ability to integrate and otherwise realize all of the anticipated benefits of businesses, technologies or services which we may acquire;
•	changes in environmental conditions, including the effects of climate change;
•	the decisions of governmental and regulatory bodies, including decisions on regulatory filings, including rate increase requests and decisions regarding potential acquisitions;
•	our ability to file rate cases on a timely basis to minimize regulatory lag;
•	abnormal weather conditions, including those that result in water availability, water use restrictions, gas availability or usage, or electricity interruptions;
•	the seasonality of our business;
•	our ability to treat and supply water or collect and treat wastewater;
3

•	our ability to source sufficient natural gas to meet customer demand in a timely manner;
•	the continuous and reliable operation of our information technology systems, including the impact of cyber security attacks or other cyber-related events;
•	changes in governmental laws, regulations and policies, including those dealing with taxation, the environment, health and water quality, and public utility regulation;
•	the extent to which we are able to develop and market new and improved services;
•	the effect of the loss of major customers;
•	our ability to retain the services of key personnel and to hire qualified personnel as we expand;
•	labor disputes;
•	increasing difficulties in obtaining insurance and increased cost of insurance;
•	cost overruns relating to improvements to, or the expansion of, our operations;
•	increases in the costs of goods and services;
•	the effect of natural gas price volatility;
•	civil disturbance or terroristic threats or acts;
•	changes to the rules or our assumptions underlying our determination of what qualifies for an income tax deduction for qualifying utility asset improvements;
•	changes in, or unanticipated, capital requirements;
•	changes in our credit rating or the market price of our common stock;
•	changes in valuation of strategic ventures;
•	the phase-out of the London Interbank Offered Rate (“LIBOR”), or the replacement of LIBOR with a different reference rate or modification of the method used to calculate LIBOR, which may adversely affect interest rates;
•	changes in accounting pronouncements;
•	litigation and claims; and
•	restrictions on our subsidiaries’ ability to make dividends and other distributions.

Given these risks and uncertainties, you should not place undue reliance on any forward-looking statements. You should read this prospectus and the documents that we incorporate by reference into this prospectus completely and with the understanding that our actual results, performance and achievements may be materially different from what we expect. These forward-looking statements represent assumptions, expectations, plans and beliefs only as of the date of this prospectus, the date of the document containing the applicable statement or the date specified in such statement, as applicable. Except for our ongoing obligations to disclose certain information under the federal securities laws, we are not obligated, and assume no obligation, to update these forward-looking statements, even though our situation may change in the future. For further information or other factors which could affect our financial results and such forward-looking statements, see “Risk Factors.” We qualify all of our forward-looking statements by these cautionary statements.

4

ESSENTIAL UTILITIES, INC.

Essential Utilities, Inc. is a Pennsylvania corporation and the holding company for regulated utilities providing water, wastewater, or natural gas services to an estimated five million people in Pennsylvania, Ohio, Texas, Illinois, North Carolina, New Jersey, Indiana, Virginia, West Virginia, and Kentucky under the Aqua and Peoples brands. Essential Utilities, which prior to its name change on February 3, 2020 was known as Aqua America, Inc., was formed in 1968 as a holding company for its primary subsidiary, Aqua Pennsylvania, formerly known as Philadelphia Suburban Water Company.

Our principal executive office is located at 762 W. Lancaster Avenue, Bryn Mawr, Pennsylvania 19010-3489, and our telephone number is 610-527-8000. Our website may be accessed at www.essential.co. The references to our website and the SEC’s website are intended to be inactive textual references only, and the contents of those websites are not incorporated by reference herein and should not be considered part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Please see the risk factors described under the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, as such risk factors may be updated from time to time in filings we make with the SEC subsequent to the date hereof. Before making an investment decision, you should carefully consider these risk factors, together with all other information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement (which includes information contained in certain filings we make with the SEC subsequent to the date hereof as set forth in the section below captioned “Where You Can Find More Information”). Please also refer to the section above captioned “Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of common stock by the selling shareholder.

DESCRIPTION OF CAPITAL STOCK

As of June 1, 2021, our authorized capital stock was 601,770,819 shares, consisting of:

•	600,000,000 shares of common stock, par value $0.50 per share, of which 245,734,735 shares were outstanding; and
•	1,770,819 shares of preferred stock, par value $1.00 per share, of which no shares were outstanding.

The following summary of certain terms of our common stock and preferred stock is qualified in its entirety by the provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus constitutes a part.

Common Stock

This section describes the general terms of our common stock. For more detailed information, you should refer to our articles of incorporation and bylaws, including any amendments thereto, copies of which have been filed with the SEC. These documents are incorporated by reference into this prospectus.

Voting Rights

Holders of our common stock are entitled to one vote for each share held by them at all meetings of the shareholders and are not entitled to cumulate their votes for the election of directors.

5

Dividend Rights and Limitations

Holders of our common stock may receive dividends when declared by our board of directors. Because we are a holding company, the funds we use to pay any dividends on our common stock are derived predominantly from the dividends that we receive from our direct and indirect subsidiaries. Therefore, our ability to pay dividends to holders of our common stock depends upon the subsidiaries’ earnings, financial condition and ability to pay dividends. Most of our subsidiaries are subject to regulation by state utility commissions and the amounts of their earnings and dividends are affected by the manner in which they are regulated. In addition, they are subject to restrictions on the payment of dividends contained in their various debt agreements. Under the most restrictive debt agreements, the amount available for payment of dividends to us as of December 31, 2020 was approximately $1,729,269,000 of Aqua Pennsylvania’s retained earnings and $276,283,000 of the retained earnings of certain other subsidiaries. Payment of dividends on common stock is also subject to the preferential rights of the holders of any outstanding preferred stock.

Liquidation Rights

In the event that we liquidate, dissolve or wind-up, the holders of our common stock are entitled to share ratably in all of the assets that remain after we pay our liabilities. This right is subject, however, to the prior distribution rights of any outstanding preferred stock.

Listing

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “WTRG.”

Preferred Stock

Our board of directors has the authority, from time to time and without further action by our shareholders, to divide our unissued capital stock into one or more classes and one or more series within any class and to make determinations of the designation and number of shares of any class or series and determinations of the voting rights, preferences, limitations and special rights, if any, of the shares of any class or series. The rights, preferences, limitations and special rights of different classes of capital stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The rights, preferences, privileges and restrictions of each series may be fixed by the designations of that series set forth in either a restated version of our articles of incorporation or a certificate of designations relating to that series.

The issuance of preferred stock may be perceived by some as possibly having the effect of delaying, deferring or preventing a change of control of us without further action by our shareholders. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of our common stock. In certain circumstances, an issuance of preferred stock could possibly have the effect of decreasing the market price of our common stock.

Anti-Takeover Provisions

Pennsylvania State Law Provisions

Under Section 1712 of the Pennsylvania Business Corporation Law of 1988, as amended, or the PBCL, which is applicable to us, directors stand in a fiduciary relation to their corporation and, as such, are required to perform their duties in good faith, in a manner they reasonably believe to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. Under Section 1715 of the PBCL, in discharging their duties, directors may, in considering the best interests of their corporation, consider various constituencies, including, shareholders, employees, suppliers, customers and creditors of the corporation, and upon communities in which offices or other establishments of the corporation are located. Directors are not required to give prominent consideration to the interests of any particular constituency. Absent a breach of fiduciary duty, a lack of good faith or self-dealing, any act of the board of directors, a committee thereof or an individual director is presumed to be in the best interests of the corporation. Actions by directors relating to an acquisition or potential acquisition of control of the corporation are not subject to any greater obligation to justify, or higher burden of proof, than is applied to any other acts of directors. The PBCL expressly provides that the fiduciary duty of directors does not require them to (i) redeem or otherwise render inapplicable outstanding rights issued under any shareholder rights plan; (ii) render inapplicable the anti-takeover statutes set forth in Chapter 25 of the PBCL (described below); or (iii) take any action solely because of the effect it may have on a proposed acquisition or the consideration to be received by shareholders in such a transaction. In addition, Section 2513 of the PBCL specifically validates shareholder rights plans, or “poison pills,” and the discriminatory dilution provisions contained in such plans.

6

Chapter 25 of the PBCL contains several anti-takeover statutes applicable to publicly-traded corporations. Corporations may opt-out of such anti-takeover statutes under certain circumstances. We have not opted-out of any of such statutes.

Section 2538 of Subchapter 25D of the PBCL requires certain transactions with an “interested shareholder” to be approved by a majority of disinterested shareholders. “Interested shareholder” is defined broadly to include any shareholder who is a party to the transaction or who is treated differently than other shareholders and affiliates of the interested shareholder.

Subchapter 25E of the PBCL requires a person or group of persons acting in concert which acquires 20% or more of the voting shares of the corporation to offer to purchase the shares of any other shareholder at “fair value.” “Fair value” means the value not less than the highest price paid per share by the controlling person or group during the 90-day period prior to the control transaction, plus a control premium. Among other exceptions, Subchapter 25E does not apply to shares acquired directly from the corporation in a transaction exempt from the registration requirements of the Securities Act, or to a one-step merger.

Subchapter 25F of the PBCL generally establishes a 5-year moratorium on a “business combination” with an “interested shareholder.” “Interested shareholder” is defined generally to be any beneficial owner of 20% or more of the corporation’s voting stock or an affiliate or associate of the corporation that at any time within the prior five-year period was a beneficial owner of 20% or more of the corporation’s voting stock. “Business combination” is defined broadly to include mergers, consolidations, asset sales and certain self-dealing transactions. Certain restrictions apply to business combination following the 5-year period. Among other exceptions, Subchapter 25F will be rendered inapplicable if the board of directors approves the proposed business combination, or approves the interested shareholder’s acquisition of 20% of the voting shares, in either case prior to the date on which the shareholder first becomes an interested shareholder.

Subchapter 25G of the PBCL provides that “control shares” lose voting rights unless such rights are restored by the affirmative vote of a majority of (i) the disinterested shares (generally, shares held by persons other than the acquiror, executive officers of the corporation and certain employee stock plans) and (ii) the outstanding voting shares of the corporation. “Control shares” are defined as shares which, upon acquisition, will result in a person or group acquiring for the first time voting control over (a) 20%, (b) 33 1/3% or (c) 50% or more of the outstanding shares, together with shares acquired within 180 days of attaining the applicable threshold and shares purchased with the intention of attaining such threshold. A corporation may redeem control shares if the acquiring person does not request restoration of voting rights as permitted by Subchapter 25G. Among other exceptions, Subchapter 25G does not apply to a merger, consolidation or a share exchange if the corporation is a party to the transaction agreement.

Subchapter 25H of the PBCL provides in certain circumstances for the recovery by the corporation of profits realized from the sale of its stock by a controlling person or group if the sale occurs within 18 months after the controlling person or group became a controlling person or group, and the stock was acquired during such 18-month period or within 24 months before such period. A controlling person or group is a person or group that has acquired, offered to acquire, or publicly disclosed an intention to acquire 20% or more of the voting shares of the corporation or a person or group that has otherwise publicly disclosed or caused to be disclosed that it may seek to acquire control of the corporation through any means. Among other exceptions, Subchapter 25H does not apply to transactions approved by both the board of directors and the shareholders prior to the acquisition or distribution, as appropriate.

7

Subchapter 25I of the PBCL mandates severance compensation for eligible employees who are terminated within 24 months after the approval of a control-share acquisition. Eligible employees generally are all employees employed in Pennsylvania for at least two years prior to the control-share approval. Severance equals the weekly compensation of the employee multiplied by the employee’s years of service (up to 26 years), less payments made due to the termination.

Subchapter 25J of the PBCL requires the continuation of certain labor contracts relating to business operations owned at the time of a control-share approval.

Articles of Incorporation and Bylaw Provisions

Certain provisions of our articles of incorporation and bylaws may have the effect of discouraging unilateral tender offers or other attempts to take over and acquire our business. These provisions might discourage some potentially interested purchaser from attempting a unilateral takeover bid for us on terms which some shareholders might favor. Our articles of incorporation require that certain fundamental transactions must be approved by the holders of 75% of the outstanding shares of our capital stock entitled to vote on the matter unless at least a majority of the members of the board of directors has approved the transaction, in which case the required shareholder approval will be the minimum approval required by applicable law. The fundamental transactions that are subject to this provision are those transactions that require approval by shareholders under applicable law or the articles of incorporation. These transactions include certain amendments of our articles of incorporation or bylaws, certain sales or other dispositions of our assets, certain issuances of our capital stock, or certain transactions involving our merger, consolidation, division, reorganization, dissolution, liquidation or winding up. Our articles of incorporation and bylaws provide that:

•	a special meeting of shareholders may only be called by the chairman, the president, the board of directors or shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast at the particular meeting;
•	nominations for election of directors may be made by any shareholder entitled to vote for election of directors if the name of the nominee and certain information relating to the nominee is filed with our corporate secretary not less than 14 days nor more than 50 days before any meeting of shareholders to elect directors; and
•	certain advance notice procedures must be met for shareholder proposals to be made at annual meetings of shareholders. These advance notice procedures generally require a notice to be delivered not less than 90 days nor more than 120 days before the anniversary date of the immediately preceding annual meeting of shareholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

8

SELLING SHAREHOLDER

We have prepared this prospectus to allow the selling shareholder to offer and sell from time to time up to 21,661,095 shares of common stock for its own account. The selling shareholder acquired the shares of common stock pursuant to the Stock Purchase Agreement (the “Stock Purchase Agreement”) dated March 29, 2019 entered into by and between the Registrant and CPP Investments, and assigned by CPP Investments to PMI-2. On March 16, 2020, in connection with the Peoples Gas Acquisition, the Registrant issued and sold 21,661,095 shares of common stock to PMI-2 (the “Private Placement”) in accordance with the terms of the Stock Purchase Agreement. In connection with the Private Placement, the Company entered into a Shareholders Agreement with PMI-2 (the “Shareholders Agreement”) dated March 16, 2020.

We are registering the offer and sale of the shares of common stock to satisfy certain registration obligations that we agreed to pursuant to the Shareholders Agreement. Pursuant to the Shareholders Agreement, we have agreed to use our commercially reasonable efforts to keep the registration statement, of which this prospectus forms a part, effective until the date on which there are no longer any Registrable Securities (as defined in the Shareholders Agreement).

As used in this prospectus, the term “selling shareholder” includes the selling shareholder listed in the table below, together with any additional selling shareholders listed in a prospectus supplement after the date of this prospectus.

The following table sets forth the name of the selling shareholder, the number of shares of common stock owned by the selling shareholder, the number of shares of common stock that may be offered under this prospectus and the number of shares of common stock owned by the selling shareholder, assuming all of the shares of common stock covered hereby are sold. The selling shareholder may sell some, all or none of their shares of common stock. We do not know how long the selling shareholder will hold the shares of common stock before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholder regarding the sale or other disposition of any of the shares of common stock. The selling shareholder named below and its permitted transferees, pledgees, donees or other successors may from time to time offer shares of common stock under this prospectus. The selling shareholder named below may have sold, transferred, otherwise disposed of or purchased, or may sell, transfer, otherwise dispose of or purchase, at any time and from time to time, shares of common stock in transactions exempt from the registration requirements of the Securities Act or in the open market after the date on which it provided the information set forth in the table below.

The information set forth below is based upon information obtained from the selling shareholder and from the Schedule 13D filed by CPP Investments with the SEC on March 24, 2020. Beneficial ownership of the selling shareholder is determined in accordance with Rule 13d-3(d) of the Exchange Act. The percentage of shares of common stock beneficially owned prior to and after the offering is based on 245,734,735 shares of common stock outstanding as of June 1, 2021.

	Beneficial Ownership Prior to this Offering			Beneficial Ownership After Offering
Name of Selling Shareholder	Number of Shares	% of Outstanding Common Stock	Number of Shares that May be Offered under this Prospectus	Number of Shares	% of Outstanding Common Stock

CPP Investment Board PMI-2 Inc. (1)	21,661,095	8.8%	21,661,095	0	0%

(1)	PMI-2 is a wholly-owned subsidiary of CPP Investments, and investment and voting power with regard to shares held by PMI-2 rests with CPP Investments. John Graham is the President and Chief Executive Officer of CPP Investments and, in such capacity, may be deemed to have voting and dispositive power with respect to the shares of common stock beneficially owned by CPP Investments. Mr. Graham disclaims beneficial ownership over any such shares. The address of CPP Investments is One Queen Street East, Suite 2500, Toronto, Ontario, M5C 2W5, Canada.
9

PLAN OF DISTRIBUTION

We have prepared this prospectus to allow the selling shareholder to offer and sell from time to time after the date of this prospectus up to 21,661,095 shares of common stock for its own account. We are not offering any securities under this prospectus and will not receive any proceeds from the sale of shares of common stock offered by the selling shareholder.

The selling shareholder, its permitted transferees, pledgees, donees and other successors may sell the shares of common stock covered by this prospectus in any of the following ways (or in any combination):

•	to or through underwriters, brokers or dealers (acting as agent or principal);
•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as an agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	directly to one or more purchasers, including through a specific bidding or auction process or otherwise;
•	directly to or through agents;
•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act;
•	through a distribution by the selling shareholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);
•	settlement of short sales;
•	through options, swaps or derivatives;
•	through a combination of any of these methods of sale; or
•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the NYSE or any other organized market where the securities may be traded.

The selling shareholder may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions

Any offering price and any discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers may be changed from time to time. The selling shareholder may determine the price or other terms relating to the shares of common stock offered under this prospectus by use of an electronic auction. To the extent required, we will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

If the selling shareholder sells securities to a dealer acting as a principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with the selling shareholder and such resale prices may not be disclosed in the applicable prospectus supplement.

The selling shareholder may distribute the shares of common stock from time to time in one or more transactions:

•	at a fixed price or at prices that may be changed from time to time;
•	at market prices prevailing at the time of sale;
10

•	at prices relating to such prevailing market prices; or
•	at negotiated prices.

Any of the prices may represent a discount of then-prevailing market prices.

The selling shareholder may enter into hedging transactions from time to time in which a selling shareholder may:

•	enter into transactions with a broker-dealer or any other person in connection with which such broker-dealer or other person will engage in short sales of the shares, in which case such broker-dealer or other person may use the shares of common stock received from the selling shareholder to close out its short positions;
•	sell shares of common stock short and re-deliver shares of common stock offered by this prospectus to close out its short positions;
•	enter into options or other types of transactions that require the selling shareholder to deliver the shares of common stock to a broker-dealer, affiliate or third party, who will then resell or transfer the shares of common stock under this prospectus; or
•	loan or pledge the shares to a broker-dealer or any other person, who may sell the loaned shares of common stock or, in an event of default in the case of a pledge, sell the pledged shares of common stock under this prospectus.

Underwriters, dealers or any other third parties described above may offer and sell the offered shares of common stock from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any shares, the shares of common stock will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The shares of common stock may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the shares of common stock will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the shares of common stock if they purchase any of the shares of common stock (other than any shares of common stock purchased upon exercise of any option to purchase additional shares), unless otherwise specified in the applicable prospectus supplement. The selling shareholder may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship, if required, in the applicable prospectus supplement, naming the underwriter or underwriters.

The selling shareholder may sell the shares of common stock through agents from time to time. A prospectus supplement would name any agent involved in the offer or sale of the shares of common stock and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. The selling shareholder may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. The selling shareholder may authorize underwriters, dealers, brokers or agents to solicit offers by certain purchasers to purchase the shares of common stock from the selling shareholder at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement would set forth any commissions to be paid for solicitation of these contracts. Any underwriters, dealers, brokers and agents that participate in the distribution of the shares of common stock may be deemed to be “underwriters” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the shares, may be deemed to be underwriting discounts and commissions under the Securities Act. As applicable, we will identify any underwriters or agents and describe their compensation in a prospectus supplement.

Underwriters or agents may purchase and sell the shares of common stock in the open market. These transactions may include over-allotments or short sales of the securities, stabilizing transactions, syndicate covering transactions and penalty bids.

11

Over-allotment or short sales involve sales by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the shares of common stock and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the shares of common stock in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the shares, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the shares of common stock are traded, in the over-the-counter market or otherwise.

Our common stock is listed on the NYSE under the symbol “WTRG”.

If at the time of any offering made under this prospectus a member of the Financial Industry Regulatory Authority Inc. (“FINRA”) participating in the offering has a “conflict of interest” as defined in FINRA’s Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

The selling shareholder may also sell shares of common stock under Rule 144 of the Securities Act, if available, rather than under this prospectus.

There can be no assurance that the selling shareholder will sell all or any of the shares of common stock offered by this prospectus.

In order to comply with the securities laws of some states or countries, if applicable, shares of common stock may only be sold in those jurisdictions through registered or licensed brokers or dealers and in compliance with applicable laws and regulations. In addition, in certain states or countries the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or country or an exemption from registration or qualification requirements is available.

We have agreed to indemnify the selling shareholder against certain liabilities, including liabilities under the Securities Act. In addition, agents, dealers and underwriters may be entitled to indemnification by us and the selling shareholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof.

LEGAL MATTERS

Unless otherwise indicated in an applicable prospectus supplement, the validity of the securities in respect of which this prospectus is being delivered will be passed upon for us by Ballard Spahr LLP, Philadelphia, Pennsylvania. If legal matters in connection with the offering made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Peoples Gas because it was acquired by the Company in a purchase business combination during 2020) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

12

The consolidated financial statements of LDC Funding LLC as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019, incorporated in this prospectus by reference to our Current Report on Form 8-K filed on April 15, 2021, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference herein, and are incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain our SEC filings from the SEC’s website at www.sec.gov or from our website at www.essential.co.

We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act relating to the shares of common stock that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement in accordance with rules and regulations of the SEC. Statements made in this prospectus as to the contents of any contract, agreement or other documents are not necessarily complete, and, in each instance, we refer you to a copy of such document filed as an exhibit to the registration statement, of which this prospectus is a part, or otherwise filed with the SEC. For more detail about us and any securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. When we file information with the SEC in the future, that information will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until all of the securities covered by this prospectus are sold; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021;
•	Our Quarterly Report on Form 10-Q filed with the SEC for the quarter ended March 31, 2021, filed with the SEC on May 10, 2021;
•	Our Current Reports on Form 8-K filed with the SEC on April 15, 2021, April 19, 2021 and May 10, 2021;
•	The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 22, 2021, that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020; and
•	The description of our common stock set forth in our Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

These documents contain important business and financial information about us that is not included in or delivered with this prospectus. You may request a copy of any or all documents that we incorporate by reference at no cost, by writing or telephoning us at:

Essential Utilities, Inc.
762 W. Lancaster Avenue
Bryn Mawr, PA 19010-3489
Telephone: 610-527-8000
Attention: Corporate Secretary

We and the selling shareholder have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any prospectus supplements or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the selling shareholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information provided in this prospectus or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus or the date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

If you find inconsistencies between the documents, or between the documents and this prospectus or the applicable prospectus supplement, you should rely on the most recent document, prospectus or prospectus supplement.

13

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the costs and expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered hereby.

SEC registration fee	$112,466
Legal fees and expenses	100,000	*
Accounting fees and expenses	50,000	*
Transfer Agent and Registrar fees and expenses	7,500	*
Printing fees	3,000	*
Miscellaneous	7,500	*
Total	$280,466

* The foregoing estimates the expenses that we will incur in connection with the preparation and filing of this registration statement. Estimated expenses to be incurred in connection with any future offering by the selling shareholder are not presently known.

ITEM 15.	Indemnification of Directors and Officers

The Registrant is a Pennsylvania corporation. Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended, or the PBCL, provide that, unless otherwise restricted in its bylaws, a business corporation may indemnify directors and officers against liabilities they may incur as such, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Section 1743 of the PBCL requires a business corporation to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

Section 1713 of the PBCL permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached or failed to perform the duties of directorship in accordance with the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. Section 1713 also provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or of liability or responsibility under a criminal statute. Section 4.01 of the Registrant’s bylaws limits the liability of any director of the Registrant to the fullest extent permitted by Section 1713 of the PBCL.

Section 1746 of the PBCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Article VII of the Registrant’s bylaws provides indemnification of directors, officers and other agents of the Registrant, which is broader than the indemnification permitted by Section 1741 of the PBCL and pursuant to the authority of Section 1746 of the PBCL.

II-1

Article VII of the Registrant’s bylaws provides, except as expressly prohibited by law, an unconditional right to indemnification for expenses and any liability paid or incurred by any director or officer of the Registrant, or any other person designated by the board of directors as an indemnified representative, in connection with any actual or threatened claim, action, suit or proceeding (including derivative suits) in which he or she may be involved by reason of being or having been a director, officer, employee or agent of the Registrant or, at the request of the Registrant, of another corporation, partnership, joint venture, trust, employee benefit plan or other entity. The bylaws specifically authorize indemnification against both judgments and amounts paid in settlement of derivative suits, unlike Section 1742 of the PBCL which authorizes indemnification only of expenses incurred in defending and in settlement of a derivative action. In addition, Article VII of the bylaws also allows indemnification for punitive damages and liabilities incurred under the federal securities laws.

Unlike the provisions of PBCL Sections 1741 and 1742, Article VII does not require the Registrant to determine the availability of indemnification by the procedures or the standard of conduct specified in Sections 1741 or 1742 of the PBCL. A person who has incurred an indemnifiable expense or liability has a right to be indemnified independent of any procedures or determinations that would otherwise be required, and that right is enforceable against the Registrant as long as indemnification is not prohibited by law. To the extent indemnification is permitted only for a portion of a liability, the bylaw provisions require the Registrant to indemnify such portion. If the indemnification provided for in Article VII is unavailable for any reason in respect of any liability or portion thereof, the bylaws require the Registrant to make a contribution toward the liability. Indemnification rights under the bylaws do not depend upon the approval of any future board of directors.

Section 7.04 of the Registrant’s bylaws also authorizes the Registrant to further effect or secure its indemnification obligations by entering into indemnification agreements, maintaining insurance, creating a trust fund, granting a security interest in its assets or property, establishing a letter of credit, or using any other means that may be available from time to time. Section 1747 of the PBCL also enables a business corporation to purchase and maintain insurance on behalf of a person who is or was serving as a representative of the corporation or is or was serving at the request of the corporation as a representative of another entity against any liability asserted against that representative in his capacity as such, whether or not the corporation would have the power to indemnify him against that liability under the PBCL. The Registrant maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Registrant for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by the Registrant.

ITEM 16. Exhibits

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
4.1	Amended and Restated Articles of Incorporation (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 18, 2020 and incorporated herein by reference).
4.2	Amended and Restated Bylaws, effective as of December 23, 2020 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 28, 2020 and incorporated herein by reference).
5.1*	Opinion of Ballard Spahr LLP.
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of Deloitte & Touche LLP.
23.3*	Consent of Ballard Spahr LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (See page II-6 of this Registration Statement).

*	Filed herewith.
**	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
II-2

ITEM 17.	Undertakings
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that: paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and
II-3

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or a prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
II-4

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bryn Mawr, Commonwealth of Pennsylvania, on this 21st day of June, 2021.

ESSENTIAL UTILITIES, INC.

By:	/s/ Christopher H. Franklin
Christopher H. Franklin
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Daniel J. Schuller, Chief Financial Officer of Registrant, and Christopher P. Luning, Executive Vice President, General Counsel and Corporate Secretary of Registrant, and each of them acting individually, as his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments to this registration statement (including post-effective amendments and all other related documents) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher H. Franklin	President, Chief Executive Officer and Chairman (Principal Executive Officer)	June 21, 2021
Christopher H. Franklin

/s/ Daniel J. Schuller	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 21, 2021
Daniel J. Schuller

/s/ Robert A. Rubin	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	June 21, 2021
Robert A. Rubin

/s/ Elizabeth B. Amato	Director	June 21, 2021
Elizabeth B. Amato

/s/ Daniel J. Hilferty	Director	June 21, 2021
Daniel J. Hilferty

s/ Francis O. Idehen	Director	June 21, 2021
Francis O. Idehen

/s/ Edwina Kelly	Director	June 21, 2021
Edwina Kelly

s/ Ellen T. Ruff	Director	June 21, 2021
Ellen T. Ruff

/s/ Lee C. Stewart	Director	June 21, 2021
Lee C. Stewart

/s/ Christopher C. Womack	Director	June 21, 2021
Christopher C. Womack
II-5